UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 20, 2014
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2014, the Board of Directors (the “Board”) of Raymond James Financial, Inc. (the “Company”) approved the Company’s Amended and Restated By-laws, as amended through February 23, 2014. The Amended and Restated By-laws include amendments to Article III, Section 3, Notice of Business to be Brought Before a Meeting, the addition of Section 4, Notice of Nominations for Election to the Board of Directors, amendments to re-numbered Sections 6, Special Meetings of Shareholders, Section 7, Notice of Annual or Special Meeting, Section 9, Adjournment, the addition of Section 13, Action by Written Consent in Lieu of a Meeting, amendments to Article IV, Section 1, Authority, Section 2, Number, Section 3, Vacancies, Section 4, Majority Vote, Section 5, Contested Election, the addition of Section 12, Action by Written Consent, amendments to Article VI, Section 1, Advisory Boards, Article VII, Section 3, Chairman of the Board, Article VIII, Section 6, Record Date, the addition of Article IX, Section 4, Exclusive Forum, and amendments to Article X (with respect to amendments).

A copy of the Company’s Amended and Restated By-laws, as amended through February 23, 2014, is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on February 20, 2014. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board's solicitations. At this meeting, the shareholders were requested to: (1) elect eleven members of the Board of Directors, and (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, both of which matters were described in the proxy statement. The following actions were taken by the Company's shareholders with respect to each of the foregoing items:

1. Election of Directors. All eleven (11) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were no broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
Broader, Shelley G.	102,817,504	8,238,163	57,903
Edwards, Jeffrey N.	110,955,119	106,615	51,836
Esty, Benjamin C.	110,903,429	133,263	76,878
Godbold, Francis S.	108,206,267	2,866,600	40,703
Habermeyer, H. William, Jr.	102,814,744	8,259,277	39,549
James, Thomas A.	108,055,888	3,010,664	47,018
Johnson, Gordon L.	110,840,656	213,743	59,171
Reilly, Paul C.	108,292,925	2,783,312	37,333
Saltzman, Robert P.	110,851,395	214,164	48,011
Simmons, Hardwick	91,834,225	19,215,289	64,056
Story, Susan N.	110,849,235	220,956	43,379

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 98.78% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
109,648,551	1,348,633	116,386

Item 7.01 Regulation FD Disclosure

On February 24, 2014, the Company issued a press release announcing, among other things, that the Board of Directors had declared a quarterly dividend of $0.16 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2014 to shareholders of record on April 1, 2014. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On February 21, 2014, the following individuals were appointed to the Company’s Executive Committee, thereby becoming executive officers of the Company:

Scott A. Curtis	51	President – Raymond James Financial Services, Inc. since January, 2012; Senior Vice President – Private Client Group – Raymond James & Associates, Inc., July, 2005 – December, 2011

Tash S. Elwyn	42	President – Raymond James & Associates, Inc. since January, 2012; Regional Director - Raymond James & Associates, Inc., October, 2006 - December, 2012

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-Laws of the Company, as of February 23, 2014
99.1	Press release, dated February 24, 2014, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 26, 2014	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
Chief Financial Officer and Treasurer